Exhibit 10.13


                      EMPLOYMENT AND NON-COMPETE AGREEMENT


This Employment and Non-Compete Agreement ("Employment Agreement") is made this 24th day of October, 1997 by and between Alacrity Systems Incorporated, a New
Jersey corporation, with its principal office located at 43 Newburg Road, Hackettstown, New Jersey 07840 (the "Employer") and John F. Reap (the "Employee").

     WHEREAS, Employer is in the business of software design and development for office devices that have telephony, faxing, copying, printing and scanning capabilities combined in one multifunction product; and

     WHEREAS, Employer desires to retain the services of the Employee; and

     WHEREAS, Employee is willing to be employed by the Employer.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. Capacity. Employee shall serve the Employer as its President.

     2. Best Efforts of Employee. During his employment hereunder, the Employee shall, subject to the direction and supervision of the Chairman of the Board and Board of Directors, devote his full business time, best efforts, business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of his duties and responsibilities hereunder. Such duties shall be provided at Hackettstown, New Jersey and other such places as the needs, business or opportunities of the Employer may require from time to time. However, Employee shall not be required to relocate. He shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that nothing herein shall be construed as preventing the Employee from:

          a. investing his assets in a manner which shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

          b. serving on the Board of Directors of any company, provided he receives the approval in writing from the Chief Executive Officer and Board of Directors, and further provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

          c. engaging in religious, charitable or other community or non-profit activities which does not impair his ability to fulfill his duties and responsibilities under this Employment Agreement.

     3. Compensation of Employee. As compensation for the services provided by Employee under this Paragraph, Employer will pay Employee an annual salary of

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                                            EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                    JOHN F. REAP
                                                                          PAGE 2

one hundred twenty thousand dollars ($120,000.00) in accordance with the Employer's usual payroll procedures. Separate incentive and stock option plans will be developed by the Employer, together with key management, and that these plans will reflect company goals and performance objectives.

     The Employee shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans and other benefit plans, from time to time, in effect for executives of the Employer. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Company policies and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan. In addition, the Employee shall be entitled to receive benefits which are the same or substantially similar to those which are currently being provided to the other Executives by the Employer.

     In addition to the above compensation, Employee shall be eligible to receive a broker's fee ("Fee") in the event that Employee introduces to ACT a company which either ACT or Employer later acquires at least an eighty percent (80%) interest. The amount of said Fee shall be determined by a percentage of the gross purchase price of that interest as follows:

     Five percent (5%) of the first one million dollars ($1,000,000.00) Four percent (4%) of the next one million dollars ($1,000,000.00) Three percent (3%) of the next one million dollars ($1,000,000.00) Two percent (2%) of the next one million dollars ($1,000,000.00) One percent (1%) of the remaining purchase price

Employee shall receive no greater than one-half (1/2) of the amount of the Fee distributed in accordance with the above formula. The remaining amount after Employee receives his share shall be allocated among and between other employees of the Employer.

     4. Termination of Employment. Upon termination of this Employment Agreement, any and all payments and/or obligations under Section 3, and as accrued under Section 7, of this Employment Agreement shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

     5. Reimbursement for Expenses. In accordance with the Employer's policy, the Employee will be reimbursed for all "out-of-pocket" and other direct business expenses (exclusive of daily commuting costs to principal place of business), upon presentation of appropriate receipts and documentation.

     6. Confidentiality. Employee recognizes that the Employer has and will have inventions, business affairs, products, future plans, trade secrets, customer lists and other vital information (collectively "Confidential Information") which are valuable, special and unique assets of the Employer. The Employee agrees that he will not at any time or in any manner, either directly or

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                                            EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                    JOHN F. REAP
                                                                          PAGE 3

indirectly,  divulge,  disclose or  communicate  in any manner any  Confidential
Information to any third party without the prior written consent of the Employer. The Employee will protect the Confidential Information and treat it as strictly confidential.

     In the  event  of a  breach,  or  threatened  breach,  by  Employee  of his obligations under this Paragraph, the Employee hereby acknowledges and stipulates that the Employer shall not have an adequate remedy at law, shall suffer irreparable harm and, therefore, it is mutually agreed and stipulated by the parties hereto that, in addition to any other remedies at law or in equity which Employer may have, the Employer shall be entitled to obtain in a court of law and/or equity (i) a temporary and/or permanent injunction from disclosing in whole or in part such Confidential Information or (ii) from providing any services to any party to whom such Confidential Information has been disclosed, or may be disclosed. Employer shall not be prohibited by this Paragraph from pursuing other remedies, including a claim for losses and damages.

     In addition to the above, Employee shall continue to be subject to the Employment Secrecy Agreement ("Secrecy Agreement") previously executed by Employee and, unless otherwise modified, such Secrecy Agreement shall remain in full force and effect.

     7. Vacation. The Employee shall continue to be entitled to three (3) weeks of paid vacation. Such vacation shall be taken at a time mutually convenient to Employer and Employee. Unused vacation may be carried over into the next calendar year only.

     8. Sick Days/Personal Business. The Employee shall be entitled to ten (10) paid sick or personal days off due to illness or personal business each year of employment beginning on the first day of the Employee's employment.

     9. Holidays. The Employee shall be entitled to the standard company holidays.

     10. Term. This Employment Agreement shall have an initial term of three (3) years, beginning at the commencement date ---- so indicated at the end of this Employment Agreement.

     11.  Termination.  Notwithstanding  the  provisions  of  Paragraph  10, the
Employee's   employment   hereunder   shall   terminate   under  the   following
circumstances:

          a. Death or Permanent Disability. In the event of the Employee's death during the Employee's employment hereunder, the Employee's employment shall terminate on the date of his death or Permanent Disability (as defined below).

          Permanent Disability. For the purposes of this Employment Agreement, the term "permanent disability" shall mean the Employee's inability to perform the essential functions of his duties as prescribed in this Employment Agreement, which, following a written request by either the Employer or the Employee, shall be determined by agreement between the parties and, if they cannot agree, by a panel of three (3) physicians, one of whom will be selected by the Employer, one

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                                            EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                    JOHN F. REAP
                                                                          PAGE 4

     by the Employee and the third by the first two so selected. Said panel shall also fix the date of the occurrence of the permanent disability. Said panel's determination shall be conclusive. Notwithstanding anything to the contrary set forth herein, the Employee shall be presumed to be permanently disabled as of the date he is receiving payments for permanent disability under any disability insurance policies or under the Social Security Act.

          b. Temporary Disability. If, due to physical or mental illness, disability or injury, the Employee shall be disabled so as to be unable to perform substantially all of his essential duties and responsibilities hereunder, the Board of Directors may designate another person to act in his place during the period of such disability. Notwithstanding any such designation, the Employee shall continue to receive his full salary and benefits under Paragraph 3 of this Agreement until he becomes eligible for disability income under the Employer disability income plan. In the absence of a disability income plan at the time of such disability, the Employer shall pay the Employee benefits equal to those the Employee would have received if the Employer's current disability income plan were in effect at such time; provided however, that the Employer's obligations hereunder shall cease twelve (12) months from the onset of such disability.

          c. Termination by the Employer for Cause. The Employee's employment hereunder may be terminated for cause, without further liability on the part of the Employer, by a majority vote of all of the members of the Board of Directors. Termination for cause shall be defined as:

               (i) Deliberate dishonesty of the Employee with respect to the Employer.

               (ii) Conviction  of  the  Employee  of a  crime  involving  moral turpitude.

               (iii)Gross and willful  failure to perform a substantial  portion of his duties and responsibilities hereunder.

               (iv) Employee's  abandonment of his duties hereunder for a period of more than thirty (30) days. Abandonment by the Employee of duties hereunder shall be deemed to have occurred if: the Employee ceases to function and perform duties hereunder, leaves the geographic area in which the Employer engages in its business, or conducts himself with intentional disregard of the Employer's interests and its business.

               (v) Any other willful act that has or will have a similar negative impact on the financial success of the Employer.

          d. After the first anniversary date, Employee may, upon thirty (30) days written notice, terminate this Employment Agreement. Notwithstanding such termination, the provisions of paragraph 13 shall remain in effect for an additional one (1) year beyond the date of resignation.


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                                            EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                    JOHN F. REAP
                                                                          PAGE 5

          e. Termination Without Good Cause. In the event that Employee terminates this Employment Agreement with good cause or Employer terminates the Employment Agreement without good cause; Employee shall continue to receive payments and benefits, including vesting of options issued by ACT, for the remaining Term of the Employment Agreement.

     12. Resignation as Officer and Director. In the event that the Employee's employment with the Employer is terminated for any reason whatsoever, the Employee agrees to immediately resign as an Officer and Director of the Employer.

     13. Non-Competition. The Employee acknowledges that he has gained, and will gain, extensive and valuable experience and knowledge in the business conducted by Employer and has had, and will have, extensive contacts with customers of Employer. Accordingly, the Employee covenants and agrees with Employer that he shall not compete directly or indirectly with Employer, either during the term of his employment or during the one (1) year period immediately thereafter and shall not, during such period, make public statements in derogation of Employer. For the purposes of this Section 13, the term "Employer" shall be deemed to include subsidiaries, parents and affiliates of Employer. Competing directly or indirectly with Employer shall mean engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, venturer, stockholder, capital investor, consultant, agent, principal, advisor or otherwise, either alone or in association with others, in the operation of any entity engaged in the business of software design and development for office devices that have telephony, faxing, copying, printing and scanning capabilities combined in one multifunction product. Competing directly or indirectly with Employer, as used in this Employment Agreement, shall be deemed not to include an ownership interest as an inactive investor, which, for purposes of this Employment Agreement, shall mean the beneficial ownership of less than one percent (1%) of the outstanding shares of any series or class of securities of any competitor of Employer, which shares are publicly traded in the securities markets.

     In the event that one or more of the provisions contained herein shall, for any reason, be held too excessively broad as to duration, geographical scope activity or such provision shall be construed as limiting and reducing its as determined by a court of competent jurisdiction and shall be enforceable to the extent compatible with applicable law.

     14. Restriction on Authority of Employee. Notwithstanding anything set forth in this Employment Agreement to the contrary, the Employee, in the performance of his duties hereunder, shall not take any of the following actions without the written consent of the Board of Directors:

          a. Enter into negotiations or execute documents which would effect the existing debt and/or structure or alter, modify or change any banking relations after such Closing Date.

     15. Representations and Warranties. The Employee hereby represents and warrants that he is free to enter this Employment Agreement and to render his

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                                            EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                    JOHN F. REAP
                                                                          PAGE 6

services pursuant hereto and that neither the execution and delivery of this Employment Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he is bound.

     16. Date of Commencement. This Employment Agreement is effective as of the date the Agreement of Sale is executed and delivered.

     17. Notices. All notices required or permitted under this Employment Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

                  Employer:         Alacrity Systems Incorporated
                                    43 Newburg Road
                                    Hackettstown, NJ 07840

                  Employee:         John F. Reap
                                    40 Longfield Drive
                                    Neshanic, NJ 08853

     Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

     18. Entire Agreement. This Employment Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Employment Agreement supersedes any prior written or oral agreements between the parties.

     19. Amendment. This Employment Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

     20. Assignment. This Employment Agreement may not be assigned by Employee.

     21. Section Headings. The headings contained in this Employment Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

     22. Severability. If any provision of this Employment Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Employment Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.


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                                            EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                    JOHN F. REAP
                                                                          PAGE 7

     23. Waiver of Contractual Right. The failure of either party to enforce any provision of this Employment Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Employment Agreement.

     24. Applicable Law. This Employment Agreement shall be governed by the laws (other than the law governing conflict of law questions) of the State of New Jersey.

     25. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Employment Agreement, it shall not be necessary to produce more than one of such counterparts.

     26. The parties have executed this Employment Agreement the day and year first above written.

                                    EMPLOYER

                                    Alacrity Systems Incorporated



                                    By: Garrett A. Sullivan
                                        Chairman of the Board


                                    EMPLOYEE





                                    John F. Reap